NETWORK USA, INC.
                            5617 BISSONNET, SUITE 215
                              HOUSTON, TEXAS 77081

                                LETTER OF INTENT

                                 March 12, 2003

International Aerospace Technologies Ltd.
436-35 Avenue NW
Calgary, Alberta T2K 0C1

Gentlemen:

     This Letter of Intent outlines our mutual understanding of certain basic terms regarding the proposed merger (the "Merger") of Aerospace Technologies Ltd. or a successor thereof (in either case, the "Merging Corporation") with and into a newly-formed subsidiary (the "Subsidiary") of Network USA, Inc. (the "Public Company"). This Letter of Intent does not constitute a legally binding obligation or commitment of the Merging Corporation or the Public Company with respect to any matter provided for or contemplated herein (except as otherwise provided herein), and this Letter of Intent is subject to the execution and delivery of definitive documents with respect to all matters pertaining to the Merger. Notwithstanding the preceding, the provisions of Paragraphs 3, 4, 5, 6, 8, 9 and 10 hereof shall constitute binding agreements that survive the termination of this Letter of Intent and the Merger.

     1.     Definitive  Documentation.  Promptly  after  the  execution  of this
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Letter  of Intent, the Merging Corporation and the Public Company shall commence the negotiation and preparation of definitive documentation (the "Definitive Documentation"), providing for or effecting the Merger, in forms mutually satisfactory to them, containing definitive terms, provisions, and conditions for the Merger. The Definitive Documentation shall contain terms, provisions and conditions reflecting the following:

     (a) The Merging Corporation shall be merged with and into the Subsidiary in consideration for the issuance to the shareholders of the Merging Corporation of 23,085,000 shares of the common stock of the Public Company (the "Merger Consideration") constituting 92.34% of the outstanding shares of such common stock after the issuance thereof, considered on a non-diluted basis;

     (b) After the Merger and after compliance with all applicable laws, rules and regulations (including, without limitation, Rule 14f-1 of the Securities Exchange Act of 1934), the Board of Directors of the Public Company shall take all required action so that Eric Falkenhagen, Helena Rooney and Enzo Giganteare elected to such Board of Directors, and (after such election) Richard J. Church ("Church") and Michael L. Mead ("Mead") shall resign from their respective seats on such Board of Directors and from all offices that they respectively hold with the Public Company.

     (c) The Definitive Documentation shall contain piggy-back registration rights whereby the Public Company agrees to include all shares of the Public Company's common stock owned separately by Church and Mead in any subsequent registration that the Public Company undertakes with the U.S. Securities and Exchange Commission (the "Commission").

     (d) The Definitive Documentation shall contain customary representations, warranties and indemnities made by significant shareholders of the Merging Corporation agreed upon by the Merging Corporation and the Public Company.

     (e) The Definitive Documentation shall provide for a closing "into escrow" pending compliance with all applicable laws, rules and regulations (including, without limitation, Regulation 14A or Regulation 14C of the Securities Exchange Act of 1934), so that the name of the Public Company shall be changed to a name designated by the Merging Corporation and the authorized capital of the Public Company is increased to a number sufficient for purposes of effecting the Merger. Once this compliance is finalized, escrow shall be broken, certificates of merger shall be filed with the appropriate state authorities, and the Merger shall thereupon be officially and completely closed.

     2.     Latest Closing Date.  The Merging Corporation and the Public Company
            -------------------
agree to cooperate with each other fully, in good faith, and with the view of obtaining all necessary consents, executing and delivering the Definitive Documentation, and closing the Merger as soon as possible but at least by March 31, 2003 (the "Latest Closing Date").


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     3.     Due  Diligence.  The  Merging  Corporation shall (a) give the Public
            --------------
Company and its authorized representatives such access during regular business hours to the Merging Corporation's books, records, properties, personnel and to such other information as the Public Company reasonably request and shall instruct the Merging Corporation's independent public accountants to provide access to their work papers and such other information as the Public Company may reasonably request, and (b) cause its officers to furnish the Public Company with such financial and operating data and other information with respect to the business and properties of the Merging Corporation as the Public Company may reasonably request. The Public Company's obligation to complete the Merger is expressly conditioned upon the Public Company's receipt of information regarding the Merging Corporation as the Public Company may request and upon the Public Company's approval of all such information. If the Public Company finds any such information unacceptable for any reason, the Public Company may elect not to enter into the Definitive Documentation or to consummate the Merger. The Public Company hereby acknowledges that, as of the date of this letter, it has received from the Merging Corporation all documents that it has requested, as well as full and unfettered access to meet with the officers of the Merging Company and receive any and all information requested by it.

     4.     Confidentiality.  The Public Company shall not disclose to any third
            ---------------
person (other than its accountants, attorneys, consultants, employees, agents and other representatives for purposes of evaluating the Merger), except as may be required by applicable law, any information obtained pursuant to this Letter of Intent or otherwise in contemplation of the Merger at any time, unless such information is otherwise already known by the Public Company or is generally available to the public, or hereafter is disclosed to the Public Company by a person who did not have an obligation not to disclose such information or hereafter becomes generally available to the public. In the event that the Merger is not consummated by the Latest Closing Date as it may be hereafter extended, the Public Company shall promptly return all nonpublic information, documents and other written information containing information obtained pursuant to this Letter of Intent, including any item obtained in any investigation permitted pursuant to this Letter of Intent, and any copies thereof. The Public Company shall require its accountants, attorneys, consultants, employees, agents and other representatives not to disclose such information, unless required by applicable law.

     5.     Conduct of Business.  After the date hereof and until the closing or
            -------------------
the abandonment of the Merger, the Merging Corporation shall conduct its business in the ordinary course consistent with past practice and shall use reasonable efforts to keep its assets in good repair and working order except for ordinary wear and tear, maintain any existing insurance on the assets, and preserve intact the Merging Corporation's business. Without limiting the generality of the foregoing, after the date hereof and until the closing or the abandonment of the Merger, the Merging Corporation shall not (a) make any acquisition, by means of a merger or otherwise, of a material amount of assets or securities, other than acquisitions in the ordinary course consistent with past practice; (b) agree to any sale, lease, encumbrance or other disposition of a material amount of assets or securities or any material change in its capitalization, other than sales or other dispositions in the ordinary course consistent with past practice; (c) enter into any material contract other than in the ordinary course of business or agree to any release or relinquishment of any material contract rights; (d) incur any long-term debt or short-term debt for borrowed money except for debt incurred in the ordinary course consistent with past practice; or (e) agree in writing or otherwise to take any of the foregoing actions.

     6.     Other  Negotiations.  Each  of  the  Public  Company and the Merging
            -------------------
Corporation agrees that it shall not, directly or indirectly, and shall instruct its officers, directors, employees, agents or advisors or other representatives or consultants not to, directly or indirectly, until the Latest Closing Date or the Public Company's or the Merging Corporation's indication that it no longer desires to pursue the Merger, solicit or initiate any proposals or offers from any person relating to any acquisition, purchase or sale of all or a material amount of the assets of, or any securities of, or any merger, consolidation or business combination with, the Public Company or the Merging Corporation.

     7.     Conditions Precedent to Closing.  The Definitive Documentation shall
            -------------------------------
provide that the Merger is expressly conditioned upon the following:

     (a) The Merging Corporation shall have entered into a legally binding financing arrangement with Cornell Capital Partners LP acceptable to the Public Company, which includes a lock-up agreement for one year with respect to the convertible debentures that Cornell Capital Partners is to acquire and with respect the related underlying common stock; and

     (b) The Public Company shall have effected a 9-for-1 reverse stock split of its common stock, with fractional shares being settled one year after the effective date of the reverse stock split and stock certificates being exchanged only after the effectiveness of the name change described in Section 1(e) above; and

     (c) The Public Company shall have satisfied all of its periodic reporting requirements with the Commission through the date of the Merger; and

     (d) The Public Company shall have entered into management consulting and non-compete agreements with each of Church and Mead whereby the Public Company will pay to Church and Mead total fees in an aggregate amount of $175,000 for their agreement to provide management consulting and not compete with the Public Company after the Merger (with such aggregate fee being paid in four equal installments with the first installment due and payable two weeks after the sooner to occur of (i) the effectiveness of the registration of the Cornell Capital Partners


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          financing  described  in Section 7(a) above, or (ii) 90 days after the closing of the Merger, and another installment due and payable every two weeks thereafter until the remaining three installments have been paid in full,; provided, however, that (I) any net proceeds Church and Mead receive from the sale of their first 935,306 shares before the complete payment of $175,000 will reduce the aggregate amount by the amount of such net proceeds, (II) such of the significant shareholders of the Merging Corporation designated by the Merging Corporation shall have the option, after the complete payment of $175,000 to Church and Mead, to purchase all of any portion of the 935,306 not theretofore sold by Church and Mead for a per-share exercise price of $.001, and
          (III) upon the full payment of the $175,000 aggregate amount provided above, the Public Company shall have the option at any time and for any reason of terminating Church's and Mead's consulting services pursuant to the aforementioned agreement, and

     (e) Such of the significant shareholders of the Merging Corporation designated by Church and Mead shall pledge their Merger Consideration to secure the fee described in subsection (d) immediately above, upon terms, provisions and conditions acceptable to Church and Mead; and

     (f) Such of the significant shareholders of the Merging Corporation designated by Church and Mead shall have entered into a put option agreement containing terms, provisions and conditions acceptable to Church and Mead, whereby such shareholders agree to purchase from Church and Mead (at their option exercised at any time within 150 days after the closing of the Merger) up to 175,000 shares of common stock in the Public Company owned separately by them at an aggregate purchase price of $75,000; and

     (g) The legal research and analysis as to the availability and anticipated perfection of exemptions from all applicable Federal and state securities offering registration requirements relating to the issuance of the Merger Consideration shall have been completed and shall be satisfactory to the Public Company in its sole discretion; and

     (h) All third party and other consents required for the Merger shall have been obtained; and

     (i) The Merger shall have been approved by all necessary entity action on the part of the Merging Corporation, the Public Company and the Subsidiary in accordance with all applicable law; and

     (j) No action, suit or proceeding shall have been instituted or, to the knowledge of the parties, be pending or threatened before any court or other governmental body by any public agency or governmental authority seeking to restrain, enjoin or prohibit the Merger or to seek damages or other relief in connection therewith against any member of management of either the Merging Corporation or the Public Company; and

     (k) The Merging Corporation shall have satisfied its obligations under Paragraph 3, 5 and 6 above; and

     (l) The business, legal, technical and financial due diligence of the Merging Corporation's business shall have been completed and shall be satisfactory to the Public Company in its sole discretion; and

     (m) There shall not have been any material adverse change in the financial condition, operations, business prospects, employee relations, customer relations, assets, liabilities (accrued, absolute, contingent, or otherwise) or income of the Merging Corporation, or the business of the Merging Corporation; and

     (n) The Public Company shall have formed a new wholly-owned subsidiary (the "Spin-off Subsidiary") and have contributed to the Spin-off Subsidiary all of the Public Company's existing cash, non-cash assets, businesses and operations, the Spin-off Subsidiary shall have entered into operating agreement and similar arrangements satisfactory to Church and Mead so that the Spin-off Subsidiary's cash, non-cash assets, businesses and operations can not be utilized by the Public Company without the consent of Church and Mead, the Public Company and the Merging Corporation shall have agreed upon an arrangement acceptable to them regarding the spin-off (the "Spin Off") of the Spin-off Subsidiary's stock, and all of the shareholders of the Merging Corporation shall have waived their rights to receive any shares comprising the in-kind spin-off dividend; and

     (o) Dissenters' rights shall have been exercised with respect to no more than five percent (5%) of the outstanding shares of the Merging Corporation's common stock.


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     8.     Expenses.  The  Merging  Corporation shall pay all attorney fees and
            --------
other costs and expenses, anticipated or otherwise, relating to the Merger. The entity created to receive the transfer of all of the Public Company's existing assets, businesses and operations for purposes of the Spin Off shall pay the attorney fees and other costs and expenses required to effect the Spin Off, other than those attorney fees and other costs and expenses required by management of the Public Company to advise it of its responsibilities and requirements relative to the Spin Off but only if it has retained services of an independent attorney or an advisor in this regard. If one attorney is acting for both the public company and spin-off entity, the Spin Off shall pay all attorney fees and expenses. The Public Company shall pay all of its regular business expenses normally incurred by the Public Company not related to the Merger, including, without limitation, traveling expenses. The Merging Corporation and the Public Company each represent that no broker or finder is entitled to any fee or commission in connection herewith.

     9.     Publicity.  The  Merging  Corporation  and  the  Public Company each
            ---------
agree that no public statements will be made with respect to the transactions contemplated hereby unless such statements are required by applicable law or unless the other party hereto has consented to such disclosure, such consent not to be unreasonably withheld.

     10.     Governing  Law.  THIS  LETTER  OF  INTENT  AND  THE  DEFINITIVE
             --------------
DOCUMENTATION SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     11.     Termination.  Except  with  respect to the provisions of Paragraphs
             -----------
3, 4, 5, 6, 8, 9 and 10 hereof, either party hereto may terminate this Letter of Intent prior to the consummation of the Merger by giving written notice to the other of the notifying party's desire to terminate this Letter of Intent, and thereafter this Letter of Intent shall have no force and effect and the parties shall have no further obligations hereunder.

     If this letter accurately reflects our agreements and understandings with respect to the proposed Merger, please confirm this by signing and returning the enclosed counterpart copy of this letter to the undersigned.

                              Very  truly  yours,

                              NETWORK  USA,  INC.
                              By:  /s/Richard  J.  Church
                              Richard  J.  Church,  President

Agreed to this
13th day of March, 2003

INTERNATIONAL AEROSPACE TECHNOLOGIES LTD.

By:  /s/Abdul A. Mitha

Name:  Abdul .A. Mitha

Title: Consultant (Authorized by Mr. Eric Falkenhagen the Sole Director of International Aerospace Technologies, Ltd)


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